UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2017

Comcast Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-32871		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, Neil Smit, Senior Executive Vice President of Comcast Corporation (“Comcast”) and President and Chief Executive Officer of Comcast Cable Communications (“Comcast Cable”), announced his intention to retire as President and CEO of Comcast Cable after seven years of service with Comcast. Effective April 1, 2017, Mr. Smit will assume a new role as a Vice Chairman of Comcast, and Dave Watson, currently the Chief Operating Officer of Comcast Cable, will become its President and CEO. In his new part-time role, Mr. Smit will work with Mr. Watson to ensure a smooth leadership transition and also will work with Comcast business leaders to identify future technology-oriented opportunities.

On March 20, 2017, Comcast issued a press release with respect to the foregoing, which is attached hereto as Exhibit 99.1.

Item 9.01(d). Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	March 20, 2017	By:	/s/ Arthur R. Block
Arthur R. Block Executive Vice President, General Counsel and Secretary